EXHIBIT 20

George Westinghouse Technology Center
Building 801 — 1386 Beulah Road
Pittsburgh, Pennsylvania 15235
(800) 972-7341

Investor Contact	Company Contact:
Alliance Advisors, LLC.	John C. Regan, Chairman & CEO
Mark McPartland / Chris Camarra	412-243-3200
212-398-3487
ccamarra@allianceadvisors.net
FOR IMMEDIATE RELEASE
FlagshipPDG Announces Second Quarter Results for Period Ended July 31, 2009
PITTSBURGH, PA, September 11, 2009 — PDG Environmental, Inc. (dba FlagshipPDG) (OTC BB: PDGE), a leading provider of environmental remediation, disaster response and reconstruction services, today reported financial results for the second fiscal quarter and six months ended July 31, 2009.
Revenues for the second quarter of fiscal 2010 were $12.8 million, down 45.0% from the $23.2 million reported in the second quarter of fiscal 2009. During the current quarter, an outstanding contract claim from a project completed in a prior year was settled for $900,000 resulting in a cash generating event of $900,000 but a negative adjustment to revenue of $800,000. Field margin, which is defined as the difference between contract revenues and direct field costs, increased to 25.7% of revenue for the current quarter, from 23.7% in the prior year fiscal quarter. Adjusting for the negative impact of the claim settlement on revenue, the field margin for the current quarter would have been 30.1%. Other direct and SG&A costs decreased $1.9 million from the second quarter of fiscal 2009 largely as a result of ongoing cost cutting measures initiated in the third quarter of fiscal 2009. The Company reported a net loss of $(1.3) million, or $(0.06) per diluted share in the second quarter of fiscal 2010, compared with a net loss of $(0.7) million, or $(0.04) per diluted share in the second quarter of fiscal 2009. EBITDA (earnings before interest, taxes, depreciation and amortization) was a negative $(465,000) for the current quarter versus a negative EBITDA of $(104,000) for the comparable period in fiscal 2009. Adjusting for the claim settlement, the net loss for the current quarter would have been ($0.7) million and EBITDA would have been a positive $135,000. In the second quarter of fiscal 2010, FlagshipPDG recorded non-cash accounting costs of $187,000 related to its July 2005 private placement as compared to $260,000 for the comparable period last year.
For the six months ended July 31, 2009 revenues were $25.4 million, a decrease of $15.5 million or 38.0% from the $40.9 million reported for the six months ended July 31, 2008. Field margins were $7.0 million or 27.4% of revenues in fiscal 2010 as compared to $10.2 million or 24.9% in fiscal 2009. Adjusting for the negative impact of the claim settlement on revenue, the field margin for the current six month period would have been 29.7%. Other direct and SG&A costs decreased $3.1 million from the first six months of fiscal 2009 due to lower personnel & related costs and lower marketing and bad debt expense. The company reported a net after-tax loss of $(2.7) million, or $(0.13) per diluted share for the six months ended July 31, 2009, compared with a net after-tax loss of $(1.9) million, or $(0.09) per diluted share for the six months ended July 31, 2008. EBITDA (earnings before interest, taxes, depreciation and amortization) was a negative $(1.0) million for the first six months of fiscal 2010 versus a negative EBITDA of $(0.9) million for the comparable period in fiscal 2009. Adjusting for the claim settlement, the net loss for the current six month period would have been ($2.1) million and EBITDA would have been a negative ($0.4) million. For the six months ended July 31, 2009 and 2008, FlagshipPDG recorded non-cash accounting costs of $0.5 million related to its July 2005 private placement.
“Our results continue to be greatly impacted by the overall national economic conditions. In addition, settlement of one of our outstanding contract claims adversely impacted second quarter results but generated nearly $1 million of cash. In the last half of fiscal 2009, we took necessary steps to begin rationalizing our fixed costs to achievable revenue levels resulting in a decrease to our overhead cost of approximately $1.9 million for the second quarter and over $3 million for the first six months of the current fiscal year. In addition, we have improved our field margins from previous years and are performing projects in a very efficient manner. We will continue to right size our cost infrastructure to realistic revenue levels for future quarters.” said John C. Regan, chairman and chief executive officer of FlagshipPDG.
The Company makes use of EBITDA (earnings before interest, taxes, depreciation and amortization) as a financial measure which it believes is a useful performance indicator. EBITDA is not a recognized term under generally accepted accounting principles, or “GAAP,” and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. A reconciliation of EBITDA to net income/(loss) appears at the end of this release as actual results for the quarter.
About FlagshipPDG
FlagshipPDG, headquartered in Pittsburgh, PA, is a leading provider of specialty contracting services including asbestos abatement, mold remediation, emergency response, demolition and reconstruction to commercial, industrial and governmental clients nationwide. With over twenty years experience, FlagshipPDG has offices nationwide capable of responding to customer requirements coast to coast. For additional information, please visit http://www.FlagshipPDG.com.
Safe Harbor Statement under Private Securities Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements, including, but not limited to, deployment of new services, growth of customer base, and growth of service area, among other items. Actual results may differ materially from those anticipated in any forward-looking statement with regard to magnitude, timing or other factors. Deviation may result from risk and uncertainties, including, without limitation, the company’s dependence on first parties, market conditions for the sale of services, availability of capital, operational risks on contracts, and other risks and uncertainties. The company disclaims any obligation to update information contained in any forward-looking statement.
— Tables to follow —

PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended July 31,
	2009	2008
Contract Revenues	$12,757,000	$23,207,000

Direct Job Costs	9,473,000	17,710,000

Field Margin	3,284,000	5,497,000

Other Direct Costs	1,855,000	2,443,000

Gross Margin	1,429,000	3,054,000

Gain (Loss) on Sale of Fixed Assets	18,000	(4,000)
Selling, General and Administrative Expenses	2,349,000	3,614,000

(Loss) from Operations	(902,000)	(564,000)

Other Income (Expense):
Interest Expense	(215,000)	(202,000)
Non-Cash Interest Expense for Preferred Dividends and Accretion of Discount	(187,000)	(260,000)
Interest and Other Income	29,000	16,000

	(373,000)	(446,000)

(Loss) Before Income Taxes	(1,275,000)	(1,010,000)

Income Tax (Benefit)	—	(278,000)

Net (Loss)	$(1,275,000)	$(732,000)

(Loss) Per Common Share — Basic:	$(0.06)	$(0.04)

(Loss) Per Common Share — Diluted:	$(0.06)	$(0.04)

Average Common Shares Outstanding	20,875,000	20,823,000

Average Dilutive Common Stock Equivalents Outstanding	—	—

Average Common Shares and Dilutive Common Stock Equivalents Outstanding	20,875,000	20,823,000

PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(“EBITDA”)
(UNAUDITED)

	For the Three Months Ended July 31,
	2009	2008
Net (Loss)	(1,275,000)	(732,000)

Interest Expense	215,000	202,000
Non-Cash Interest Expense for Preferred Dividends and Accretion of Discount	187,000	260,000
Income Tax (Benefit)	—	(278,000)
Depreciation and Amortization	408,000	444,000

EBITDA	$(465,000)	$(104,000)

PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Six Months Ended July 31,
	2009	2008
Contract Revenues	$25,387,000	$40,922,000

Direct Job Costs	18,420,000	30,712,000

Field Margin	6,967,000	10,210,000

Other Direct Costs	3,685,000	4,923,000

Gross Margin	3,282,000	5,287,000

(Loss) on Sale of Fixed Assets	—	(6,000)
Selling, General and Administrative Expenses	5,174,000	7,075,000

(Loss) from Operations	(1,892,000)	(1,794,000)

Other Income (Expense):
Interest Expense	(409,000)	(405,000)
Non-Cash Interest Expense for Preferred Dividends and Accretion of Discount	(484,000)	(508,000)
Interest and Other Income	49,000	37,000

	(844,000)	(876,000)

(Loss) Before Income Taxes	(2,736,000)	(2,670,000)

Income Tax (Benefit)	—	(795,000)

Net (Loss)	$(2,736,000)	$(1,875,000)

(Loss) Per Common Share — Basic:	$(0.13)	$(0.09)

(Loss) Per Common Share — Diluted:	$(0.13)	$(0.09)

Average Common Shares Outstanding	20,875,000	20,819,000

Average Dilutive Common Stock Equivalents Outstanding	—	—

Average Common Shares and Dilutive Common Stock Equivalents Outstanding	20,875,000	20,819,000

PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(“EBITDA”)
(UNAUDITED)

	For the Six Months Ended July 31,
	2009	2008
Net (Loss)	(2,736,000)	(1,875,000)

Interest Expense	409,000	405,000
Non-Cash Interest Expense for Preferred Dividends and Accretion of Discount	484,000	508,000
Income Tax (Benefit)	—	(795,000)
Depreciation and Amortization	824,000	894,000

EBITDA	$(1,019,000)	$(863,000)

PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	January 31,
	2009	2009
	(unaudited)
ASSETS

Current Assets
Cash and Cash Equivalents	$875,000	$314,000
Contracts Receivable, Net	13,420,000	20,677,000
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	2,352,000	3,180,000
Inventories	594,000	616,000
Income Taxes Receivable	90,000	355,000
Deferred Income Tax Asset	983,000	983,000
Other Current Assets	1,420,000	344,000

Total Current Assets	19,734,000	26,469,000

Property, Plant and Equipment	11,888,000	12,431,000
Less: Accumulated Depreciation	(10,567,000)	(10,786,000)

	1,321,000	1,645,000

Intangible Assets, Net	3,772,000	4,026,000
Goodwill	2,489,000	2,489,000
Deferred Income Tax Asset	2,948,000	2,948,000
Contracts Receivable, Non Current	1,200,000	1,820,000
Costs in Excess of Billings on Uncompleted Contracts, Non Current	750,000	1,630,000
Other Assets	327,000	345,000

Total Assets	$32,541,000	$41,372,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$8,045,000	$9,411,000
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	1,244,000	1,125,000
Accrued Income Taxes	—	44,000
Accrued Liabilities	3,845,000	2,742,000
Current Portion of Long-Term Debt	405,000	303,000
Mandatorily Redeemable Cumulative Convertible Series C Preferred Stock	—	137,000

Total Current Liabilities	13,539,000	13,762,000

Long-Term Debt	13,432,000	15,045,000

Mandatorily Redeemable Cumulative Convertible Series C Preferred Stock	—	4,372,000

Total Liabilities	26,971,000	33,179,000

Stockholders’ Equity
Common Stock	418,000	418,000
Common Stock Warrants	1,628,000	1,628,000
Paid-In Capital	20,224,000	20,111,000
Accumulated Deficit	(16,662,000)	(13,926,000)
Less Treasury Stock, at Cost	(38,000)	(38,000)

Total Stockholders’ Equity	5,570,000	8,193,000

Total Liabilities and Stockholders’ Equity	$32,541,000	$41,372,000

PDG ENVIRONMENTAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended July 31,
	2009	2008
Cash Flows From Operating Activities:
Net (Loss)	$(2,736,000)	$(1,875,000)
Adjustments to Reconcile Net Income (Loss) to Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	825,000	894,000
Deferred Income Taxes	—	(840,000)
Interest Expense for Series C Preferred Stock Dividends and Accretion of Discount	484,000	508,000
Stock Based Compensation	113,000	229,000
Loss on Sale of Fixed Assets	—	6,000
Provision for Receivable Allowance	(87,000)	450,000

	(1,401,000)	(628,000)

Changes in Operating Assets and Liabilities:
Contracts Receivable	7,964,000	(1,398,000)
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	1,708,000	(1,079,000)
Inventories	22,000	39,000
Accrued Income Taxes	(134,000)	(37,000)
Other Current Assets	2,009,000	740,000
Accounts Payable	(1,366,000)	1,512,000
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	119,000	242,000
Accrued Liabilities	99,000	629,000

Total Changes	10,421,000	648,000

Net Cash Provided by Operating Activities	9,020,000	20,000

Cash Flows From Investing Activities:
Purchase of Property, Plant and Equipment	(115,000)	(153,000)
Proceeds from Sale of Fixed Assets	18,000	4,000
Changes in Other Assets	(132,000)	3,000

Net Cash (Used in) Investing Activities	(229,000)	(146,000)

Cash Flows From Financing Activities:
Proceeds from Debt	—	1,005,000
Proceeds from exercise of stock options	—	2,000
Payment of Premium Financing Liability	(1,726,000)	(759,000)
Principal Payments on Debt	(6,504,000)	(198,000)

Net Cash Provided by (Used in) Financing Activities	(8,230,000)	50,000

Net Increase (Decrease) in Cash and Cash Equivalents	561,000	(76,000)
Cash and Cash Equivalents, Beginning of Year	314,000	90,000

Cash and Cash Equivalents, End of Period	$875,000	$14,000

Supplementary Disclosure of Non-Cash Investing and Financing Activity:
Financing of Annual Insurance Premium	$2,730,000	$1,313,000

Non-Cash Purchase of Fixed Assets Financed Through Capital Leases	$—	$27,000